Exhibit 99.2 1

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Forward-Looking and Cautionary Statements This presentation contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this presentation, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, expected market growth and any activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. Such statements are often identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects,” “goal,” “target” (although not all forward-looking statements contain these identifying words) and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions and are not guarantees of future performance. Because forward-looking statements relate to the future, by their nature, they are inherently subject to a number of risks, uncertainties, potentially inaccurate assumptions and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in any forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding : (1) our sensitivity to changes in economic conditions and discretionary consumer spending; (2) the material adverse impact of pandemics or other health crises on our operations, business and financial results; (3) our ability to anticipate and respond to changing customer preferences, shifts in fashion and industry trends in a timely manner; (4) our ability to maintain our brand image, engage new and existing customers and gain market share; (5) the impact of operating in a highly competitive industry with increased competition; (6) our ability to successfully optimize our omnichannel operations, including our ability to enhance our marketing efforts[ and successfully realize the benefits from our investments in new technology, for example our recently implemented point-of-sale system and the forthcoming upgrade to our order management system]; (7) our ability to use effective marketing strategies and increase existing and new customer traffic; (8) any interruptions in our foreign sourcing operations and the relationships with our suppliers and agents; (9) any increases in the demand for, or the price of, raw materials used to manufacture our merchandise and other fluctuations in sourcing and distribution costs; (10) any material damage or interruptions to our information systems; (11) our ability to protect our trademarks and other intellectual property rights; (12) our indebtedness restricting our operational and financial flexibility; (13) our ability to manage our inventory levels, size assortments and merchandise mix; (14) our status as a controlled company; and (15) other factors that may be described in our filings with the Securities and Exchange Commission (the “SEC”), including the factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 28, 2023. Under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we have identified these important factors that, individually or in the aggregate, could cause actual results and outcomes, including with respect to our ability to achieve our strategy and other goals and future plans discussed in this presentation, to differ materially from those contained in, or implied by, any forward-looking statements we make. You should understand that it is not possible to predict or identify all factors and risks. Consequently, you should not consider the foregoing list to be complete. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. We caution investors, potential investors and others not to place considerable reliance on the forward-looking statements in this presentation and in the oral statements made by our representatives. Any such forward-looking statement speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Non-GAAP Financial Measures This presentation includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Our management uses these non-GAAP measures in its analysis of our performance. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures to the most comparable GAAP measures are included in the Appendix to this presentation. 3

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Net Sales Gross Margin Rate Adjusted (1) EBITDA /Margin $602.9M 70.0% $109.7M/18.2% (2) (3) Net Sales Channel Split Avg Customer Tenure Store Count 54% / 46% >10 245 Retail / Direct Years 2015: TowerBrook J.Jill is founded 1999: opened first 2017: IPO - JILL Post-Covid refined purchases the retail stores and operating model company Heritage as a launched e- 2021: Claire Spofford focused on driving Catalog business commerce site joins as CEO sustainable, profitable growth (1) Non-GAAP financial measures; see Appendix for reconciliation to GAAP financial measures (2) Reflects average tenure of existing customer base (>1 year with J. Jill). Source: J.Jill Customer Database LTMNov23 6 (3) Reflects store count as of end of fiscal period ended October 28, 2023

J.Jill is a national lifestyle brand that creates versatile apparel, footwear and accessories designed to meet every moment of our customers’ lives • Efficient, disciplined operating model yielding strong EBITDA and consistent free cash flow generation • Extremely loyal customer from attractive and valuable demographic • Balanced business model across retail and direct • Relevant, size inclusive product assortments • Investing in technology to improve the customer experience and unlock revenue-generating capabilities • Opportunity for profitable growth through market share gains 7

26% 25% We target one of the largest segments of the female population 19% 17% 13% Target customer is 45-65, with new customers moving towards the Target Customers younger end of the range Children Youth Adult Adult Seniors 0-14 15-24 25-44 45-64 65+ (2) U.S. Census Bureau, Population Division. Annual Estimates of the Resident Population for Selected Age Groups by Sex for the United States: April 1, 2020 to July 1, 2022 (NC-EST2022-AGESEX). June 2023 Release (1) Approximately 50% of customers have an income of $150K+ Just 25% have children in their household, allowing for more (1) discretionary spend on herself Population J.Jill Customers 63% (1) 38% 69% are college graduates (double the total population) 30% 30% 26% 12% of the file have a post-grad degree (nearly quadruple the total (1) population) 12% Under $100K $100K<$200K $200K+ (3) U.S. Census Bureau, Current Population Survey, 2023 Annual Social and Economic Supplement (CPS ASEC). 8 (1) J.Jill Customer Database LTMNov23 (4) Epsilon Total Source Plus

• She buys to update her wardrobe seasonally • She is digitally savvy and is comfortable shopping all channels • She frequents the store for the high-touch experience, personal styling and appointments • She leverages our private label credit card with exclusive benefits that keep her engaged (1) Source: J.Jill Brand Tracker January 2023, NPS Score of Past Six-Month Shoppers (2) The percent of customers who say they are highly satisfied or satisfied with their most recent in-store purchase. Source: J.Jill CSAT Tracker (3) For two consecutive twelve-month timeframes, Retention Rate is the # of Customers who shopped in both timeframes divided by the # of Customers who shopped in the previous timeframe. Source J.Jill Customer Database LTMNov23 9 (4) Reflects average tenure of existing customer base (>1 year with J. Jill). Source: J.Jill Customer Database LTMNov23

Powerful Omnichannel Platform

J.Jill

Omnichannel

Our Direct and Retail Channels work in harmony to deliver a seamless shopping experience

Direct


AUTUMN IS
IN THE AIR

J.Jill at Her Fingertips

- Convenient access to the full assortment
- Inclusive Sizing in XS-4X, Petite and Tall
- Online-only exclusive product
- Styling and Fit tools



3.0x(1)

Omni-customer spend vs. single channel

Store



Engaging Experience

- High-touch customer experience
- Elevated showcase of brand concept
- Appointments and Events
- New POS provides seamless in-store access to full assortment and sizes

Our omni-customers are our most valuable and loyal customers

(1) J.Jill Customer Database LTMNov23

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The J.Jill retail platform is a highly efficient and profitable model that combines an unmatched shopping experience with attractive economics in only the best locations. New POS further heightens the in-store experience • Streamlined store fleet in premium malls (52% of units) and lifestyle centers (48% of units) • Underpenetrated relative the competition. Strategically opening new 60% locations in select markets of New Customers Make Their First (1) Purchase Through a Store • 97% of the store fleet is profitable (1) J.Jill Customer Database LTMNov23 • Attractive return on initial net investment of $1M, representing a cash-on- cash return of approx. 40% at maturity Store Count as of LTM Q323: 245 11

• – Historically casual, right for the moment with a flow and ease to our silhouettes • – We interpret seasonal trends and delight her with inspired novelties each season. She pairs her new coveted favorites back to quality staples • – With sizes XS to 4X and offerings in Petite and Tall, our inclusive sizing creates consistent brand experiences across extended sizes • – We show her how to put outfits together, leveraging the third piece or accessories and footwear to complete each look • – We leverage our portfolio of sub brands to flex and adapt penetrations based on consumer needs and shifts in trend 12 (1) J.Jill Brand Tracker

Product Versatility

Our Core assortment and 3 Sub-Brands cover the needs of our customer


J.JILL CORE

STYLE MADE SIMPLE

Simple silhouettes, high-quality basics, trend-right color, and interpreted relevant trends, combine to create curated, versatile, and intuitive outfit focused collections that move with her throughout her multi-faceted life, moment to moment.


PURE JILL

THE ART OF EASE

Focused on elevated fabrics, and artisanal & unique techniques -often done by hand - Pure Jill provides a luxurious and versatile casual collection; polished enough for a weekend getaway or entertaining with friends and family.

The "Pure Jill Elements" collection tests the upper limit of the brand


WEAREVER

ALL DAY CHIC

Wearever provides mix & match knit based separates dressing designed to be easy-pack, easy-care & travel ready. Universal fits and uncomplicated silhouettes make "polished made easy" for any occasion.

Leveraged for Wear-to-Work this year


JJILL FIT

LIFE IN MOTION

Versatile performance apparel for the active and enjoyable lifestyle. Style designed for health and wellness, focused on a blend of performance attributes with comfort feel-good loungewear. Walking. Running. Hiking. Yoga. Golf. Tennis. Errands.

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New pieces for each collection Predictable assortment with seasonal updates Grounded in annual and semi- annual Simplified merchandising process that drives profitability while still flowing newness 14

($Millions) (1) Net Revenue Adjusted EBITDA and Margin 15% 18% 62.0% 57.6% 67.4% 68.6% 9% NM 16% 65.2% $706 $691 $615 $585 $109 $103 $294 $302 $92 $427 $288 $292 $65 $279 $413 $390 $327 $294 $147 2018 2019 2020 2021 2022 Retail Direct Gross Margin % ($38) 2018 2019 2020 2021 2022 Total Company Comparable Sales 1% (3%) n/a 23% 7% Margin Adjusted EBITDA Total Store Count 282 287 267 253 243 15 (1) Non-GAAP financial measures; see Appendix for reconciliation to GAAP financial measures

Approximate Two-Year (1) Average Revenue $600 Million Gross Margin 68% Adjusted EBITDA $100 Million Interest $20 Million Tax Expense $12 Million Pro Forma (2) Capital Expenditures $20 Million (3) Free Cash Flow $40 Million (1) Approximate Average of prior Fiscal Years 2021 & 2022 (2) Fiscal 2021 & 2022 average capital of $10 million increased to reflect investments in technology projects and store growth 16 (3) Excludes ~$28 million of COVID tax credits received 2021-2022 and includes pro forma capital of $20 million; Non-GAAP financial measure; see Appendix for reconciliation to GAAP financial measures

Approx J.Jill Retail Name Position Prior Experience Experience Tenure President and Claire Spofford 3 Years 30+ Years Chief Executive Officer EVP, Chief Financial Mark Webb Officer, Chief Operating 5 Years 27 Years Officer Chief Human Resources Maria Martinez < 1 Year 10+ Years Officer Elliot Staples SVP, Design 5 Years 30+ Years SVP, Marketing & Kara Howard 2 Years 14 Years Customer Experience Shelley Liebsch SVP, Merchandising 5 Years 25 Years 17

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Positioned for Market Growth



Dollar Size
Female Apparel Total Measured Market
$133 Bn
J.Jill Apparel Categories(1)
$115 Bn
Women 45+ Household Income $75K+
$38 Bn
J.Jill FY 2022 Net Sales
$615 M

Significant Runway for Growth

J.Jill is poised to continue to take market share in a growing and attractive category

Source: Circana Female Apparel LTM July 2023
(1) Includes Circana's female apparel total measured market categories less bras, cold weather undergarmets, panties, shapewear, sheer hosiery and swimwear

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✓ Attract and Convert New Customers Through Focused Strategic Initiatives – Significant opportunity to increase brand awareness ✓ Modernize the Brand and Value Proposition to Increase Relevance – New and exciting offerings such as inclusive sizing ✓ Drive Growth in High-Potential Sub-Brands and Offerings – Such as Pure Jill Elements ✓ Strengthen Omnichannel Capabilities while Increasing Digital Sales – Provide the service and tools she needs to shop when and wherever she wants ✓ Profitably Expand Our Store Base – Optimize store count in quality locations to further connect with our customers 20

• Drive Profitable Growth and Increase Market Share through Strategic Initiatives • Disciplined Store Growth; Expect to Open 20-25 New Stores in the Mid Term • Maintain Healthy Gross Margin Profile • Ongoing Operating Expense Management • Goal to Deliver High Teens Adjusted EBITDA Margin • Generate Strong & Consistent Free Cash Flow to Deploy to Growth Initiatives and Shareholder Return Strategies 21

• Invest in growth initiatives • Invest in systems • Pay down debt – Amortization schedule – Excess cash flow sweeps – Prepayments • Evaluate other total shareholder return strategies (e.g. dividends and share buybacks) and accretive M&A opportunities 22

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Performance continues to exhibit strong operating disciplines despite macroeconomic headwinds Commentary Net Revenue ($Millions) ◼ Net Revenue decreased by 0.1% year-over-year, and total $150 $150 store count decreased by 1%, from 247 to 245 over the same time period ─ Total Company comparable store sales, which includes comparable store and direct to consumer, was up 1.9% year-over-year Retail Direct Gross Profit and Margin ◼ Gross Margin expanded 190 bps year-over-year, driven by ($Millions) favorability in freight costs and underlying first cost AUCs, 69.9% 71.8% strong full price selling and lower promotions ◼ Adjusted EBITDA Margin increased 50 bps compared to last year at 18.8% Gross Profit Margin (1) Adjusted EBITDA and Margin ($Millions) 18.3% 18.8% 24 (1) Non-GAAP financial measures; see Appendix for reconciliation to GAAP financial measures Adj. EBITDA Margin

($Millions) (1) Net Revenue Adjusted EBITDA and Margin 62.0% 57.6% 67.4% 68.6% 65.2% 15% 9% NM 16% 18% $109 $706 $691 $103 $615 $92 $585 $294 $302 $65 $427 $288 $292 $279 $413 $390 $327 $294 $147 2018 2019 2020 2021 2022 Retail Direct Gross Margin % Adjusted EBITDA ($38) Margin 2018 2019 2020 2021 2022 Total Company Comparable Sales 1% (3%) n/a 23% 7% (1) (1) (2) (1) (3) Ca Ca Capit pit pital al al Ex Ex Expe pe pendit ndit nditur ur ures es es Free Cash Flow and Cash Conversion 40 3% 3% 1% 1% 2% 41% 22% NM 76% 54% 3% 3% 2% 1% 1% 2% 35 30 $25 25 $70 $18 $59 20 $15 $43 15 10 $5 $14 $4 5 0 2018 2019 2020 2021 2022 Free Cash Flow Free Cash Flow Conversion CapEx % of Revenue ($39) (1) Non-GAAP financial measures; see Appendix for reconciliation to GAAP financial measures 2018 2019 2020 2021 2022 (2) Capital Expenditures presented excluding tenant allowances as reported on the statement of cash flows. 25 (3) Free Cash Flow is defined as Cash from Operations less Gross Capital Expenditures. Cash Conversion is defined as Free Cash Flow as a percentage of Adjusted EBITDA.

($Millions) Cash Inventory $77 $73 $58 $87 $56 $51 $66 $4 $36 $22 2018 2019 2020 2021 2022 2018 2019 2020 2021 2022 (1) (1) C Ca ap pit ita al l Ex Ex Deb p pend end t it itur ures es Commentary • Healthy cash balance and strong free cash flow for capital deployment • Disciplined model demonstrated in rightsized $240 $234 $232 inventory; contributes to strong yields $210 $209 • Refreshed capital structure in 2023; reduced Term Loan principal to $175M and extended maturity to May 2028 o $40M ABL maturity aligned to Term Loan 2018 2019 2020 2021 2022 o Net Debt/Adj EBITDA <1.5x 26

EBITDA and FCF Reconciliation

J.Jill

$ in millions [1]	2018	2019	2020	2021	2022	Q3 '23	LTM Q3
Net Sales	$ 706	$ 691	$ 427	$ 585	$ 615	$ 150	$ 603
Net Income	$ 31	$ (129)	$ (139)	$ (28)	$ 42	$ 12	$ 32
Interest Expense	19	20	18	19	20	6	24
Income Tax Provision	12	(3)	(48)	8	16	5	14
Depreciation & Amort	37	38	34	29	26	6	23
Equity Based Comp (a)	4	4	2	3	4	1	4
Write-off of Prop & Equip	0	0	1	1	0	0	0
Adj for Exited Retail Stores	-	-	(1)	(2)	(0)	(1)	(1)
Impairments (b)	-	134	66	-	1	0	0
Fair Market Value Adj (c)	-	-	5	60	-	-	-
Refinancing Costs (d)	-	-	22	-	-	-	13
Non-Recurring (e)	1	2	3	2	0	-	0
Adjusted EBITDA	$ 103	$ 65	$ (38)	$ 92	$ 109	$ 28	$ 110
Margin %	*15%*	*9%*	*-9%*	*16%*	*18%*	*19%*	*18%*

$ in millions	2018	2019	2020	2021	2022	Q3 '23
Net Income	$ 31	$ (129)	$ (139)	$ (28)	$ 42	$ 12
Non-Cash Expense	38	166	94	91	35	6
Change in Working Capital	(1)	(5)	11	12	(3)	3
Cash from Operations	**68**	**33**	**(35)**	**75**	**74**	**21**
Less: Capital Expenditures	25	18	4	5	15	4
Free Cash Flow	$ 43	$ 14	$ (39)	$ 70	$ 59	$ 17

Commentary

a. **Equity Based Compensation:** adds back stock based compensation expensed through the P&L; related compensation expense recognized based on fair value at the date of grant.

b. **Impairments:** adds back impairment of goodwill, intangibles, and long-lived assets expensed through the P&L; in FY19, the impairment charges are primarily related to goodwill & intangibles; in FY20, impairment is related to goodwill & intangibles and leasehold improvements arising from material adverse effect from COVID-19.

c. **Fair Market Value Adj:** primarily consists of non-cash fair value adjustments of warrants issued with the September 2020 refinancing.

d. **Refinancing Costs:** represents costs associated with debt refinancing transactions completed in September 2020 and April 2023.

e. **Non-Recurring Items:** Represents items management believes are not indicative of ongoing operating performance, including professional fees, retention expenses and costs related to the COVID-19 pandemic.

(1) Amounts shown as 0 round to less than $1 million

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